Exhibit 99.2

Legal Opinion

Shenzhen Anytone Technology Co., Ltd:

Guangdong SHENDADI Law Firm is providing this opinion to you regarding the legal ownership structure of Shenzhen Kim Fai Solar Energy Technology Co., Ltd. The firm is authorized by Shenzhen Anytone Technology Co., Ltd. (a wholly-owned subsidiary of New Energy Systems Group ) to act as its Chinese legal counsel and issue this legal opinion regarding the acquisition between Shenzhen Anytone Technology Co., Ltd. and Shenzhen Kim Fai Solar Energy Technology Co., Ltd.

In order to issue this opinion, we have examined the original documents or their copies concerning the acquisition as well as other documentations and materials that we deem necessary, including:

1. The company registration certificate and business registration of Shenzhen Anytone Technology Co., Ltd. issued by the Market Supervision Administration of Shenzhen Municipality.

2. The confirmation documents concerning the identity and change of shareholders of Shenzhen Anytone Technology Co., Ltd. issued by the Market Supervision Administration of Shenzhen Municipality.

3. The company registration certificate and business registration of Shenzhen Kim Fai Solar Energy Technology Co., Ltd. issued by the Market Supervision Administration of Shenzhen Municipality.

4. The confirmation documents concerning the identity and change of the previous shareholders (before this acquisition) of Shenzhen Kim Fai Solar Energy Technology Co., Ltd. issued by the Market Supervision Administration of Shenzhen Municipality.

5. The share exchange agreement dated November 10, 2010 between Shenzhen Anytone Technology Co., Ltd. and Shenzhen Kim Fai Solar Energy Technology Co., Ltd., which effected the acquisition.

6. The notary certificate of this acquisition made by Shenzhen Notary Public Office, Guang Dong Province, PRC.

7. The consent of the shareholders of Shenzhen Kim Fai Solar Energy Technology Co., Ltd. approving the transaction.

8. The consent of the board of directors of Shenzhen Anytone Technology Co., Ltd. approving the transaction.

The Company has guaranteed that the above mentioned materials it provided are complete and authentic, that the stamps on the materials are authentic, that the copies are identical with the original ones, that all the facts and materials that would affect the authentication of this legal opinion have been disclosed and provided to us, and that there was, or have not been, any cancellation, omissions and/or mistakes of which would make any statement in this opinion misleading.

In addition, based on the laws of the People's Republic of China, we accept all the documents provided by the Market Supervision Administration of Shenzhen Municipality as authentic and valid.

Our opinion is based on all the facts that existed before the issuing date of this legal opinion, the documents provided by Shenzhen Anytone Technology Co., Ltd., our understanding of the foresaid facts, and the rules, regulations and other guiding documents in China. In compliance with our legal obligations and the principle of diligence and good faith, we have fully examined the incorporation, the present status and other related issues of Shenzhen Anytone Technology Co., Ltd. to make sure that there is no false description, misleading presentation and material omissions. After the examination of the documents and the relevant facts provided by Shenzhen Anytone Technology Co., Ltd., we hereby issue this legal opinion based upon the recognized service standards, the ethics of attorneys as well as our diligence:

1. Shenzhen Anytone Technology Co., Ltd. was incorporated in accordance with the Company Law of China, with good standing as of the date of this opinion. Shenzhen Anytone Technology Co., Ltd. currently operates and locates in Shenzhen. Anytone International (H.K.) Co., Ltd. is the parent company of Shenzhen Anytone Technology Co., Ltd. and Anytone International (H.K.) Co., Ltd. is a wholly-owned subsidiary of New Energy Systems Group) The acquisition of Shenzhen Kim Fai Solar Energy Technology Co., Ltd. Has already been duly approved by the Board of Directors of Shenzhen Anytone Technology Co., Ltd.

2. Shenzhen Kim Fai Solar Energy Technology Co., Ltd. was incorporated in China in accordance with the Company Law of China. Shenzhen Kim Fai Solar Energy Technology Co., Ltd. is currently located operates in Shenzhen, China. As of the date of this opinion, Shenzhen Kim Fai Solar Energy Technology Co., Ltd.'s daily operations do not violate any laws. There are no court proceedings, arbitration, or fines pending against Shenzhen Kim Fai Solar Energy Technology Co., Ltd. There are no court proceeding, criminal liabilities, or administrative punishment procedure against any directors, supervisors or executives of Shenzhen Kim Fai Solar Energy Technology Co., Ltd.

3. The shares exchanged in connection with the acquisition of Shenzhen Kim Fai Solar Energy Technology Co., Ltd did not have any liens, pledges or attachment on them.

4. The shareholders of Shenzhen Kim Fai Solar Energy Technology Co., Ltd. reached unanimous consent of the acquisition.

5. The share transfer agreement between Shenzhen Anytone Technology Co., Ltd. and the shareholders of Shenzhen Kim Fai Solar Energy Technology Co., Ltd. was notarized by Shenzhen Notary Public Office, Guang Dong Province, PRC.

In conclusion:

1. We opine that the two parties of the acquisition have real, effective capacity as subjects of law to enter into the transaction. The content and the form of the relevant agreements related to the acquisition comply with Chinese laws. The transaction had the necessary authorizations and approvals. Therefore, the transaction was legitimate and effective. There were no legal obstacles to the implementation of the acquisition.

2. In addition, the transaction between Shenzhen Anytone Technology Co., Ltd. and Shenzhen Kim Fai Solar Energy Technology Co., Ltd does not constitute a related party transaction. The Company Law of the People's Republic of China Article 217(4) defines related party transaction as a transaction between the controlling shareholders, the actual controllers, directors, supervisors, senior managers and their directly or indirectly controlled enterprises, or any other relationship that would cause the transfer of the company's interest. According to the company registration certificates and business registrations of the Shenzhen Anytone Technology Co., Ltd and Shenzhen Kim Fai Solar Energy Technology Co., Ltd., there is no related party relationship between any shareholders (including previous shareholders before the share transfer) and the companies. Therefore, the acquisition of Shenzhen Kim Fai Solar Energy Technology Co., Ltd. is not a related party transaction under Chinese laws.

3. In addition, the transaction between New Energy Systems Group and Shenzhen Kim Fai Solar Energy Technology Co., Ltd. does not constitute a related party transaction. The Company Law of the People's Republic of China Article 217(4) defines related party transaction as a transaction between the controlling shareholders, the actual controllers, directors, supervisors, senior managers and their directly or indirectly controlled enterprises, or any other relationship that would cause the transfer of the company's interest. According to the company registration certificates and business registrations of the New Energy Systems Group and Shenzhen Kim Fai Solar Energy Technology Co., Ltd., there is no related party relationship between any shareholders (including previous shareholders before the share transfer) and the companies. Therefore, the acquisition of Shenzhen Kim Fai Solar Energy Technology Co., Ltd. is not a related party transaction under Chinese laws.

This legal opinion is based on current laws and regulations of China. It does not guarantee that the current legal basis of the legal opinion will not be amended, revised or replaced.

The legal opinion is issued in both Chinese and English. In the event that there are any discrepancies between the two versions, the version in Chinese shall prevail.

3